Exhibit 99.5


                      FORM OF NOTICE OF GUARANTEED DELIVERY

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        SUBSCRIPTION RIGHTS CERTIFICATES
                                    ISSUED BY
                          UNION ACCEPTANCE CORPORATION

     This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated _________ __, 2001 (the "Prospectus") of Union Acceptance Corporation, an Indiana corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Rights Certificate(s) evidencing the Rights to Computershare Trust Company of New York at or prior to 5:00 p.m., Eastern Standard Time, on ___________ __, 2001, unless extended (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mailed to Computershare Trust Company of New York, and must be received by Computershare Trust Company of New York at or prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date. See the discussion set forth under "The Rights Offering--Subscription Procedures" in the Prospectus.

     Regardless of the manner of delivery of the Subscription Rights Certificate, payment of the Subscription Price of $________ per share for each share of Class A Common Stock subscribed for upon exercise of such Rights must be received by Computershare Trust Company of New York in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date.

                           The Subscription Agent is:
                     Computershare Trust Company of New York

         By Mail:                                             By Hand:

Computershare Trust Company of New York  Computershare Trust Company of New York
Wall Street Station                      Wall Street Plaza
P.O. Box 1010                            88 Pine Street, 19th Floor
New York, New York  10268-1010           New York, New York 10005

                            If by Overnight Courier:

                  Computershare Trust Company York of New York
                                Wall Street Plaza
                           88 Pine Street, 19th Floor
                            New York, New York 10005

Facsimile Transmission:  (212) 701-7636
(eligible institutions only)

To confirm receipt of facsimile only: (212) 701-7624

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

LADIES AND GENTLEMEN:

     The undersigned hereby represents that he or she is the holder of Subscription Rights Certificate(s) representing ____________ Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Right to subscribe for one share of Class A Common Stock per Right represented by such Subscription Rights Certificate and
(ii) the Oversubscription Right relating to each such Right to subscribe, to the extent that any shares remain available, for an aggregate of up to __________ Shares. The undersigned understands that payment of the Subscription Price of $____ per share for each share of the Class A Common Stock subscribed for pursuant to the Basic Subscription Right and, if applicable, Oversubscription Right must be received by the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date. The undersigned represents that such payment, in the aggregate amount of $__________, either (check appropriate box):

     [  ] is being delivered to Computershare Trust Company of New York herewith

     or

     [ ] has been delivered separately to the Computershare Trust Company of New York; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

     [  ] wire transfer of funds

          --   name of transferor institution

          --   date of transfer

          --   confirmation number (if available)

     [ ] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

     [  ] certified check

     [  ] bank draft (cashier's check)

     [  ] U.S. postal money order

          --   name of maker

          --   date of check, draft or money order number

          --   bank on which check is drawn or issuer of money order

Signature(s)
             -------------------------------------------------------------------
Name(s)
             -------------------------------------------------------------------

--------------------------------------------------------------------------------
                             (Please Type or Print)

Address(es)
             -------------------------------------------------------------------
                                                                     (Zip Code)
Area Code and Tel. No(s).
                         ------------------------------------------------------

Subscription Rights Certificate(s) No(s). (if available)
                                                         -----------------------

                              GUARANTY OF DELIVERY
    (NOT TO BE USED FOR SUBSCRIPTION RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to Computershare Trust Company of New York, guarantees that the undersigned will deliver to Computershare Trust Company of New York the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three Nasdaq National Market trading days after the date hereof.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    (Address)

--------------------------------------------------------------------------------
                        (Area Code and Telephone Number)

Dated:                                                                    , 2001
      ------------------------------------------------------------------


--------------------------------------------------------------------------------
                                 (Name of Firm)

--------------------------------------------------------------------------------
                             (Authorized Signature)

     The institution which completes this form must communicate the guarantee to Computershare Trust Company of New York and must deliver the Subscription Rights Certificate(s) to Computershare Trust Company of New York within the time period shown herein. Failure to do so could result in a financial loss to such institution.